UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard
Pleasanton, CA                                     94588
(Address of principal executive offices)                             (Zip Code)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements relating to events or results that may occur in the future are forward-looking statements, including, but not limited to, statements regarding the Company’s future compensation payments, arrangements, plans or amendments (including those related to profit sharing and stock-based compensation). Forward-looking statements generally can be identified by words such as “estimate,” “expect,” “target,” “change,” “to be,” “could,” “will,” “continue” or similar expressions. Forward-looking statements are necessarily speculative in nature, are based on numerous assumptions, and involve known and unknown risks, uncertainties and other factors (some of which are beyond our control) that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to changes in the Company's plans, strategies, targets, objectives, expectations or intentions and other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarterly Report on Form 10-Q under the heading “Item 1A - Risk Factors.” Each forward-looking statement contained in this Current Report on Form 8-K is specifically qualified in its entirety by such factors. In addition, the Company regularly uses its website to post information regarding its business and governance. The Company encourages investors to use http://www.simpsonmfg.com/ as a source of information about Simpson.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

On February 15, 2019, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) approved certain updates to the compensatory arrangements for the named executive officers (“NEOs”). The Committee believes that, with these updates, median Company performance will result in median compensation for the NEOs and above average performance will result in above average compensation. These arrangements as updated are set forth below.

2019 Salaries and Profit Sharing Trust Contributions

For each of our Named Executive Officers set forth in the table below, his or her respective 2019 annual salary and the contribution that we expect to make to his or her respective profit sharing trust account for 2019, as increased from 2018, are as follows:

	2019 Annual Salary	Estimated 2019 Profit Sharing Trust Contribution{1}
Karen Colonias	$775,000	$28,000
President and Chief Executive Officer

Brian J. Magstadt	500,000	28,000
Chief Financial Officer, Treasurer and Secretary

Ricardo Arevalo	460,000	28,000
Chief Operating Officer, Simpson Strong-Tie Company Inc.

Roger Dankel	460,000	28,000
President of North American Sales, Simpson Strong-Tie Company Inc.

Kevin Swartzendruber	288,900	28,000
Senior Vice President

{1} If we employ him or her on December 31, 2019, or if he or she retires after reaching the age of 60 or older during 2019, we will contribute to his or her profit sharing trust account 10% of his or her salary, with a contribution limit of $28,000 for 2019, plus a pro rata share of forfeitures by other participants in our profit sharing trust program. The estimates in this table assume that no such forfeitures will occur. Of this 10% contribution, 7% will be paid in 2020, and 3% will be paid quarterly in the month following the last month of each calendar quarter of 2019.

Executive Officer Cash Profit Sharing Plan

The Company has maintained an Executive Officer Cash Profit Sharing Plan to (i) parallel the Company’s Cash Profit Sharing Plan and provide cash awards for our Named Executive Officers, and (ii) meet, at the same time, the requirements of section 162(m) of the Internal Revenue Code of 1986 for the cash awards to be fully deductible as “performance-based compensation” in excess of the $1,000,000 limit for each of the “covered employees” under section 162(m) and regulations and interpretations promulgated thereunder.

For each of the four quarters in 2019, a Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Amount. As for the last payment, the Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Amount for 2019.

Under the Executive Officer Cash Profit Sharing Plan, the Committee will base the determination of periodic awards to a covered employee on his or her applicable individual percentage of the amount (each, a “Qualified Amount”) by which the net profit, operating income or any other performance goal (each, a “Performance Goal”) of the Company or the employee’s relevant branch or subsidiary for the applicable period exceed a qualifying level for the Company, branch or subsidiary for that same period.

The framework of the short-term variable component of the 2019 compensatory arrangements for our Named Executive Officers has not been materially changed from what the Company announced previously in December 2016 (see the Company’s current report on Form 8-K, dated December 6, 2016).

On February 15, 2019, the Committee determined to use 2019 qualified operating profit of Simpson Strong-Tie Company Inc., a subsidiary of the Company, as the Performance Goal for 2019 and base the determination of periodic awards to a Named Executive Officer in 2019 under the Executive Officer Cash Profit Sharing Plan on his or her applicable individual percentage of the amount of that Performance Goal in excess of a specified qualifying level, a threshold amount of profit that must be exceeded before any profit-sharing payments to our Named Executive Officers are made. Such Performance Goal uses the same methodology that was used in 2018 and prior fiscal years to measure Qualified Amounts under the Executive Officer Cash Profit Sharing Plan. Qualified operating profit of Simpson Strong-Tie Company Inc. is calculated as follows:

Income from operations

Plus:    Stock compensation charges
Certain incentive compensation and commissions
Salaried pension contributions
Self-insured workers’ compensation costs

Equals:    Qualified operating profit

The CLDC has also established the 2019 quarterly and annual target qualified operating profit, qualifying level and target qualified amounts for 2019 as follows:

	2019 EOCPS Targets
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2019 Year
Target Annual Qualified Operating Profit	$47,410,000	$86,460,000	$83,670,000	$61,360,000	$278,900,000
Less: Qualifying Level	37,930,000	69,160,000	66,930,000	49,080,000	223,100,000
Target Annual Qualified Amount	$9,480,000	$17,300,000	$16,740,000	$12,280,000	$55,800,000

Assuming that the qualified operating profit exceeds the qualifying level for each quarter of 2019, and therefore annually for the entire year of 2019, each of our Named Executive Officers will receive 4 quarterly payouts and 1 annual payout. If the qualified operating profit is less than the qualifying level in one or more quarters of 2019, our Named Executive Officers will receive no quarterly payments for such quarters. In addition, if the qualified operating profit is less than the 2019 annual qualifying level, our Named Executive Officers will receive no annual payment following the end of 2019 but may still receive one or more quarterly payments during 2019.

The target and maximum annual amounts that may be paid out under the EOCPS Plan to each of our NEOs for 2019 are as follows:

	2019 Targeted Annual Payout{1}	2019 Maximum Annual Payout
Karen Colonias	$775,000	$1,550,000
Brian J. Magstadt	250,000	500,000
Ricardo Arevalo	230,000	460,000
Roger Dankel	230,000	460,000
Kevin Swartzendruber	144,450	288,900

{1} Amounts expected to be paid for the full year of 2019 if 2019 qualified operating profit of Simpson Strong-Tie Company Inc. is $278,900,000.

NEOs’ 2019 Equity Awards

Based on the Board’s review and the recommendations of Mercer, its independent compensation consultant, the Committee updated the NEOs’ 2019 equity awards. The number of the target shares of common stock of the Company under equity awards to be granted to the NEOs in 2019 will be split approximately between 20% under time-based equity awards and 80% under performance-based equity awards, and no 2019 time-based equity awards will vest on the date of grant. The NEOs’ 2019 awards of performance-based restricted stock units (“PSUs”) will be measured against the updated performance goals set by the Committee for a three-year cliff-vesting period starting on January 1, 2019, and ending on December 31, 2021 (the “Measurement Period”), and the number of shares of common stock of the Company that will eventually vest in favor of a NEO under his or her 2019 PSU awards, following the end of the Measurement Period, will be between 0% and 200% of his or her target shares, depending on the extent to which the performance goals will have been achieved at the end of 2021. The target and maximum amounts of shares of common stock of the Company that could eventually vest under the 2019 PSU awards to be granted to each of the NEOs are as follows:

	Target Shares Under 2019 PSU Awards	Maximum Shares Under 2019 PSU Awards{1}
Karen Colonias	29,834	59,668
Brian J. Magstadt	7,812	15,624
Ricardo Arevalo	6,464	12,928
Roger Dankel	6,464	12,928
Kevin Swartzendruber	3,054	6,108

{1} No fractional shares will be issued or delivered pursuant to any PSU award.

The NEOs’ 2019 awards of time-based restricted stock units (“RSUs”) will vest over the three years from the effective date of the award, with 20% of the RSUs expected to vest after one year, 40% of the RSUs expected to vest after two years and 40% of the RSUs expected to vest after three years. The total number of shares of common stock of the Company that could eventually vest under the 2019 RSU awards to be granted to each of the NEOs is as follows:

Shares Under 2019 RSU Awards
Karen Colonias	7,459
Brian J. Magstadt	1,955
Ricardo Arevalo	1,616
Roger Dankel	1,616
Kevin Swartzendruber	764

Item 8.01    Other Events.

Updated Directors’ Compensation

On February 15, 2019, based on Mercer’s findings from a review of the Board compensation, the Nominating and Governance Committee of the Board approved the following changes to the Board compensation for 2019 to more closely align the Board compensation with that of its peers. Following the 2019 annual meeting, our non-employee directors will receive an increase of $10,000 to each of their annual cash and equity retainers, resulting in an annual cash retainer of $75,000 and an annual equity retainer of $95,000 each. The Chair of the Board will receive the same additional annual cash fee of $56,500 as in previous years, but will also be provided $25,000 in additional equity compensation in 2019. Each Audit and Finance Committee and Compensation and Leadership Development Committee member will receive an additional fee of $10,000, and each Governance and Nominating Committee and Acquisition and Strategy Committee member will receive an additional fee of $7,000. The annual cash retainers are generally paid quarterly and the committee and Chair fees are generally paid at the time of our next annual meeting of shareholders each year. Because James S. Andrasick was elected to become the Chair of the Board as of January 1, 2019, he received a prorated annual fee based on the 2018 fee schedule to reflect his new position. Meeting fees and site visit fees that had previously been paid to directors have been eliminated. Additionally, outside directors will no longer be compensated for attending in excess of 12 days of meetings during a single calendar year, nor will directors be compensated for site visits to our facilities to observe operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	February 22, 2019	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer